UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 7, 2016

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive, P.O. Box 409 Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 7, 2016, Duluth Holdings Inc. (the “Company”) amended and restated its existing Amended and Restated Loan Agreement dated as of June 13, 2011, as amended, among BMO Harris Bank, N.A. (f/k/a Harris N.A.) (the “Lender”) and the Company (the “Amended and Restated Agreement”).  The Amended and Restated Agreement provides for a maximum advance amount limited to $40 million from closing through July 31, 2017, $50 million from August 1, 2017 through July 31, 2018 and $60 million from August 1, 2018 through July 31, 2019.  The Amended and Restated Agreement also has a new maturity date of July 31, 2019, eliminates the required borrowing base and otherwise contains substantially similar terms as the previous agreement.

The foregoing description of the Amended and Restated Agreement is qualified in its entirety by reference to the agreement filed herewith as Exhibit 10.1, which is incorporation by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Amended and Restated Agreement is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.
10.2	Fifth Amended and Restated Revolving Note, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.
10.3	Second Amended and Restated Security Agreement dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: October 11, 2016	By: /s/ Mark M. DeOrio
Mark M. DeOrio Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.
10.2	Fifth Amended and Restated Revolving Note, dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.
10.3	Second Amended and Restated Security Agreement dated October 7, 2016, among BMO Harris Bank N.A. (f/k/a Harris N.A.) and Duluth Holdings Inc.

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